EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference on Form S-8 of our report dated June 13, 2007, appearing in this Annual Report on Form 11-K of the Ruddick Retirement and Savings Plan for the year ended December 31, 2006.

/s/ Dixon Hughes PLLC
Charlotte, North Carolina
June 13, 2007